Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(29,902,090)
Unrealized Gain (Loss) on Market Value of Futures	9,537,500
Dividend Income	28,668
Interest Income	50,805
ETF Transaction Fees	9,121
Total Income (Loss)	$(20,275,996)

Expenses
General Partner Management Fees	$117,413
Professional Fees	12,046
Brokerage Commissions	73,708
Non-interested Directors' Fees and Expenses	1,187
Prepaid Insurance Expense	799
Total Expenses	205,153
Expense Waiver	(63,188)
Net Expenses	$141,965
Net Income (Loss)	$(20,417,961)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/20	$124,383,003
Additions (26,500,000 Shares)	188,835,002
Withdrawals (2,000,000 Shares)	(13,062,737)
Net Income (Loss)	(20,417,961)

Net Asset Value End of Month	$279,737,307
Net Asset Value Per Share (40,100,000 Shares)	$6.98

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596